Exhibit 32.2

Certification by Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2020 (the “Report”) of United States Oil Fund, LP (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Stuart P.  Crumbaugh, the Chief Financial Officer of United States Commodity Funds LLC, General Partner of the Registrant, hereby certify, to the best of my knowledge, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	February 26, 2021	By	/s/ Stuart P. Crumbaugh

		Name:	Stuart P. Crumbaugh

		Title:	Chief Financial Officer

United States Commodity Funds LLC,

General Partner of United States Oil Fund, LP